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                                                                    EXHIBIT 23.2


                         CONSENT OF COOPERS & LYBRAND L.L.P.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4, as amended by Post-Effective Amendment No. 1 (Registration No. 333-29741), the Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 2 (Registration No. 333-13119), the Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 1 (Registration No. 333-29207), and the Registration Statement on Form S-3 to register 400,263 shares of Common Stock of our report dated July 31, 1997, with respect to the combined financial statements of The Garelick Companies, included in the Current Report on Form 8-K, as amended by this Form 8-K/A, of Suiza Foods Corporation dated August 21, 1997.



                          COOPERS & LYBRAND L.L.P.


August 21, 1997